                                                                    Exhibit 10.4






                             SENIOR NOTE AGREEMENT

                                    between

                       THE BRANIGAR ORGANIZATION, INC.,

                                 as Borrower,

                                      and

                             PURE PARTNERS, L.P.,

                                   as Lender

                   Dated as of the 31st day of January, 2001

                             SENIOR NOTE AGREEMENT

                               TABLE OF CONTENTS

                                                                                                                 Page
                                                                                                                 ----
ARTICLE 1 INTERPRETATION........................................................................................  1
------------------------

   1.1      Definitions.........................................................................................  1
   ---      -----------
   1.2      Headings............................................................................................  7
   ---      --------
   1.3      Subdivisions........................................................................................  7
   ---      ------------
   1.4      Number..............................................................................................  8
   ---      ------
   1.5      Statutes, Regulations, and Rules....................................................................  8
   ---      --------------------------------
   1.6      Monetary References.................................................................................  8
   ---      -------------------
   1.7      Time................................................................................................  8
   ---      ----
   1.8      Governing Law.......................................................................................  8
   ---      -------------
   1.9      Successors and Assigns..............................................................................  8
   ---      ----------------------
   1.10     Waiver..............................................................................................  8
   ----     ------
   1.11     Severability........................................................................................  8
   ----     ------------

ARTICLE 2 THE TERM CREDIT FACILITY..............................................................................  8
----------------------------------

   2.1      Term Credit Facility; Disbursements.................................................................  8
   ---      -----------------------------------
   2.2      Note................................................................................................  9
   ---      ----

ARTICLE 3 INTEREST..............................................................................................  9
------------------

   3.1      Rate................................................................................................  9
   ---      ----
   3.2      Net Payments........................................................................................ 10
   ---      ------------
   3.3      General Payment Procedures.......................................................................... 11
   ---      --------------------------

ARTICLE 4 MATURITY; PREPAYMENT; REPURCHASE...................................................................... 11
------------------------------------------

   4.1      Final Maturity...................................................................................... 11
   ---      --------------
   4.2      Voluntary Prepayment................................................................................ 11
   ---      --------------------
   4.3      Mandatory Prepayments............................................................................... 11
   ---      ---------------------
   4.4      Mandatory Repurchase................................................................................ 11
   ---      --------------------

ARTICLE 5 REPRESENTATIONS AND WARRANTIES........................................................................ 12
----------------------------------------

   5.1      Representations and Warranties...................................................................... 12
   ---      ------------------------------

ARTICLE 6 COVENANTS............................................................................................. 13
-------------------

   6.1      Covenants........................................................................................... 13
   ---      ---------

ARTICLE 7 EVENTS OF DEFAULT..................................................................................... 15
---------------------------

   7.1      Events of Default................................................................................... 15
   ---      -----------------
   7.2      Acceleration........................................................................................ 16
   ---      ------------
   7.3      Waivers............................................................................................. 17
   ---      -------
   7.4      Remedies Cumulative................................................................................. 17
   ---      -------------------

                             SENIOR NOTE AGREEMENT

                               TABLE OF CONTENTS
                                  (continued)

ARTICLE 8 ASSIGNMENT............................................................................................ 17
--------------------
   8.1      Legend.............................................................................................. 17
   ---
   8.2      Assignment of Interests............................................................................. 18
   ---      -----------------------
   8.3      No Active Trading................................................................................... 18
   ---      -----------------

ARTICLE 9 MISCELLANEOUS......................................................................................... 19
-----------------------

   9.1      Notices............................................................................................. 19
   ---      -------
   9.2      No Partnership, Joint Venture or Agency............................................................. 20
   ---      ---------------------------------------
   9.3      Further Assurances.................................................................................. 20
   ---      ------------------
   9.4      Waiver of Laws...................................................................................... 20
   ---      --------------
   9.5      Interest Rate Limitations........................................................................... 20
   ---      -------------------------
   9.6      Counterparts........................................................................................ 21
   ---      ------------
   9.7      Whole Agreement..................................................................................... 21
   ---      ---------------
   9.8      Application of Proceeds............................................................................. 21
   ---      -----------------------
   9.9      Agreed Jurisdiction; Service of Process............................................................. 21
   ---      ---------------------------------------
   9.10     Waiver of Jury Trial................................................................................ 22
   ----     --------------------
   9.11     Appointment for Service of Process.................................................................. 22
   ----     ----------------------------------
   9.12     Benefits and Burdens of this Agreement.............................................................. 22
   ----     --------------------------------------
   9.13     Amendment........................................................................................... 22
   ----     ---------



Schedule A - Form of Promissory Note

Schedule B - Form of Guaranty

                             SENIOR NOTE AGREEMENT

         THIS SENIOR NOTE AGREEMENT dated January 31, 2001 (this Agreement), is by and between The Branigar Organization, Inc., an Illinois corporation (Borrower), and Pure Partners, L.P., a Delaware limited partnership (Lender).

         In consideration of the covenants and agreements between the Parties contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                   ARTICLE 1
                                INTERPRETATION

         1.1 Definitions. Capitalized words and phrases used in this Agreement, including the Schedules, and in all notices expressed to be made pursuant to this Agreement, unless there is something in the subject matter or context inconsistent therewith, shall have the following meanings:

         1934 Act has the meaning assigned to such term in Section 8.3.

         Adjustment Event means the occurrence of any event that requires an adjustment to the Capital Accounts of all Partners or the Carrying Value of all Partnership Properties pursuant to Section 3.1(c)(i) or
         (ii) of the Partnership Agreement (or would require such an adjustment but for the final sentence of such Section 3.1(c)(ii)).

         Adverse Change in Law has the meaning assigned to such term in the Partnership Agreement.

         Affiliate means, in relation to any Person, another Person directly or indirectly controlling, controlled by, or under common control with such Person.

         Agreement means this Senior Note Agreement, inclusive of all Schedules, and as amended, confirmed, replaced or restated from time to time and "hereto," "hereof," "herein," "hereby," "hereunder," and similar expressions mean and refer to this Agreement and, unless the context otherwise requires, not to any particular Article, Section, paragraph, or other subdivision of this Agreement.

         Applicable Rate means, with respect to each Interest Period, the Base Rate; provided that (a) the Applicable Rate shall be the New Rate under
               --------
         the circumstances described in, and for the period specified in,
         Section 3.1(c), (b) in respect of any principal of or (to the fullest extent permitted under applicable law) interest on the Loans or any other amount payable by Borrower under this Agreement or the Note that is not paid when due

         (whether at stated maturity, by acceleration or otherwise), the "Applicable Rate" will be 2% per annum above the Base Rate or any applicable New Rate, and (c) in no event shall the Applicable Rate exceed the Maximum Rate, if any.

         Assignment has the meaning assigned to such term in Section 8.2.

         Auction Rate Mechanism has the meaning assigned to such term in Section 3.1(c).

         Ba1 Index Rate means, as of any date of determination with respect to any issue of Guarantor's long-term unsecured senior debt, the week-ending interest rate (as of the close of the last Business Day of each week) preceding such date of an interest rate index that is a proxy for or a compilation of senior unsecured debt instruments with an equivalent term of an issuer or issuers who are United States industrial companies having a credit rating of Ba1 by Moody's on its or their long-term unsecured senior debt. Such interest rate index will be determined by accessing the appropriate index as reported by the Bloomberg Professional Service (or any successor service selected by the Lender in the event that such service ceases to publish such rate). As of the Effective Date, such rate will be determined by accessing the screen entitled "FMCI" for Fair Market Curve Indices. If such index does not report on debt instruments with remaining terms that are within one year of the term of such issue of Guarantor's long-term senior unsecured debt, then the rate for an equivalent term shall be interpolated by Lender, in accordance with standard financial practice, from the rates for the terms that are so reported.

         Base Index Rate means, as of any date of determination, the arithmetic average of the week-ending interest rates (as of the close of the last Business Day of each week) for the 84 months preceding such date of an interest rate index that is a proxy for or a compilation of senior unsecured debt instruments with a remaining term of approximately ten years of an issuer or issuers who are United States industrial companies having the same Credit Rating as Guarantor on such date. Such interest rate index will be determined by accessing the appropriate index as reported by the Bloomberg Professional Service (or any successor service selected by the Lender in the event that such service ceases to publish such rate). As of the Effective Date, such rate will be determined by accessing the screen entitled "FMCI" for Fair Market Curve Indices.

         Base Rate means, for any Interest Period, an interest rate per annum equal to the Base Index Rate as most recently determined prior to the first day of such Interest Period.

         Business Day means any day not a Saturday, Sunday, or legal holiday in the State of New York and on which banks are open for business in New York City.

         Capital Accounts has the meaning assigned to such term in the Partnership Agreement.

         Carrying Value has the meaning assigned to such term in the Partnership Agreement.

         Charges has the meaning assigned to such term in Section 9.5.

         Code has the meaning assigned to such term in the Partnership
         Agreement.

         Commitment has the meaning assigned to such term in Section 2.1.

         Contribution Agreement means that certain Contribution Agreement, dated as of January 31, 2001, by and among Pure Resources I, Inc., PK I, L.P., PK II, L.P., PK III, L.P., PK IV, L.P., IP Petroleum Company, Inc., Southland Energy Company, International Paper Realty Corporation, Transtates Properties Incorporated, and Lender.

         Contribution Value has the meaning assigned to such term in the Contribution Agreement.

         control means, with respect to a Person, the possession, directly or indirectly, through one or more intermediaries, by any Person or group (within the meaning of Section 13(d)(3) of the 1934 Act) of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract, or otherwise. The terms controlling and controlled by shall have their respective correlative meanings.

         Credit Rating means, with respect to the Person in question, the rating by S&P and Moody's on such Person's long-term unsecured senior debt. Such rating shall be the joint rating given to such Person by both S&P and Moody's (e.g., A- from S&P and A3 from Moody's, or BBB from S&P and Baa2 from Moody's); provided that, in the event of a split rating by
                             --------
         S&P and Moody's (e.g., BBB from S&P and Baa3 from Moody's) then such Person's Credit Rating shall be the lower of the two ratings (unless the magnitude of such split is of two or more rating levels, in which event such Person's Credit Rating shall be the average of such two rating levels, rounded down as needed).

         Day means each and every day including, without limitation, holidays and days on which banks, governments or other entities are not open for business.

         Disbursement has the meaning assigned to such term in Section 2.1.

         Dollars, U.S. Dollars, U.S.$, or $ each means such currency of the United States of America which, as at the time of payment or determination, is legal tender therein for the payment of public or private debts.

         Effective Date means the date hereof or (if different) the day on which the first Loan is actually advanced under Section 2.1.

         Event of Default has the meaning assigned to such term in Section 7.1.

         Funded Debt means indebtedness owing under bonds, debentures or notes and any other indebtedness for borrowed money.

         Governmental Authority means, for any country, such country and its government and any state, municipal, or federal ministry, department, political subdivision, instrumentality, agency, corporation, or commission, court, or tribunal under the direct or indirect control of such country.

         Guaranty means the Guaranty Agreement, dated as of the date hereof and substantially in the form attached hereto as Schedule B, made by
                                                      ----------
         Guarantor for the benefit of Lender.

         Guarantor means International Paper Company, a New York corporation, and its successors and assigns under the Guaranty.

         Guarantor Default has the meaning assigned to such term in the Guaranty.

         Interest Period means (a) the period commencing on (but not including) the date hereof and ending on and including March 31, 2001, and (b) thereafter, each Quarter; provided that the last Interest Period
                                   --------
         commencing prior to the Maturity Date shall end on and include the Maturity Date.

         Involuntary Bankruptcy means, with respect to any Person, without the consent or acquiescence of such Person, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar applicable law, or the filing of any such petition against such Person, that shall not be dismissed or stayed within 60 days, or, without the consent or acquiescence of such Person, the entering of an order appointing a trustee, custodian, receiver or liquidator of such Person or of all or any substantial part of the property of such Person that shall not be dismissed or stayed within 60 days.

         Loans has the meaning assigned to such term in Section 2.1.

         Margin Stock means "Margin Stock" within the meaning of Regulations T, U, and X of the Federal Reserve Board of the United States.

         Master Offset Agreement means that certain Master Offset Agreement, dated as of January 31, 2001, by and among IP Petroleum Company, Inc., Southland Energy Company, Borrower, and Lender.

         Maturity Date means January 31, 2041.

         Maximum Rate means, on any date, the maximum non-usurious rate of interest that Lender is permitted under applicable law to contract with, charge to, or receive from Borrower with respect to the Loans.

         Moody's means Moody's Investors Service, Inc. or its successors.

         Negative Ratings Event means the occurrence of any of the following:

                  (i) Guarantor receives a credit rating by S&P of lower than BBB- for any of Guarantor's long-term unsecured senior debt;

                  (ii) Guarantor receives a credit rating by Moody's of lower than Baa3 for any of Guarantor's long-term unsecured senior debt;

                  (iii) Guarantor both (a) has a credit rating by S&P of BBB-for any of Guarantor's long-term unsecured senior debt and a credit rating of Baa3 by Moody's for any of Guarantor's long-term unsecured senior debt, and (b) is placed on negative credit watch, negative outlook, or the equivalent thereof by both S&P and Moody's;

                  (iv) Guarantor's credit rating for long-term unsecured senior debt ceases to be rated by both Moody's and S&P; or

                  (v) any issue of Guarantor's long-term unsecured senior debt in an aggregate original face amount of $100,000,000 or more is priced for seven or more consecutive Business Days at a yield-to-worst that exceeds the applicable Ba1 Index Rate by twenty-five one-hundreds of one percent (25 basis points) or more, with such yield being determined by the average of the bid and ask yields for such issue as obtained by Lender from three banks of recognized national standing. (To the extent that any such issue has a put feature in favor of the holders thereof that materially affects the yield thereof in comparison to issues of similar stated terms, such issue shall be disregarded for the purposes of this subparagraph (v).)

         New Rate has the meaning assigned to such term in Section 3.1(c).

         Note means the promissory note executed and delivered by Borrower payable to Lender and substantially in the form of Schedule A hereto.
                                                            ----------

         Obligations means, at any particular time, all of the then indebtedness, liabilities and obligations, absolute or contingent, direct or indirect, matured or unmatured, liquidated or unliquidated, of Borrower to Lender arising under the Loans or created by reason of or in respect of this Agreement.

         Partners has the meaning assigned to such term in the Partnership Agreement.

         Partnership Agreement means the Amended and Restated Agreement of Limited Partnership of Pure Partners, L.P., dated January 31, 2001, among Pure Resources I, Inc., IP Petroleum Company, Inc., Southland Energy Company, PK I, L.P., PK II, L.P., PK III, L.P., International Paper Realty Corporation, Transtates Properties Incorporated, and PK IV, L.P.

         Partnership Properties has the meaning assigned to such term in the Partnership Agreement.

         Party means each, individually, and Parties means all, collectively, of Borrower and Lender.

         Person means any natural person, firm, association, trust, corporation, partnership, limited liability company, other entity, or Governmental Authority.

         Pure Parties has the meaning assigned to such term in the Contribution Agreement.

         Put Event means the occurrence of any of the following:

                  (i)      any Negative Ratings Event;

                  (ii) Borrower ceases to be an Affiliate of Guarantor or of any "Class A Limited Partner" as defined in the Partnership Agreement; or

                  (iii)    any Adverse Change in Law.

         Put Notice has the meaning assigned to such term in Section 4.4.

         Put Price has the meaning assigned to such term in Section 4.4.

         Qualified Note has the meaning assigned to such term in the Partnership Agreement.

         Quarter means any consecutive period of three calendar months consisting of January 1st through March 31st, April 1st through June 30th, July 1st through September 30th, or October 1st through December 31st.

         S&P means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, or its successors.

         Taxes means all taxes of any kind or nature whatsoever including, without limitation, income taxes, levies, imposts, stamp taxes, royalties, duties, charges to tax, value added taxes, commodity taxes, goods and services taxes, and all fees, deductions, compulsory loans, withholdings, and restrictions or conditions resulting in a charge imposed, levied, collected, withheld, or assessed as of the Effective Date or at any time thereafter by any governmental or quasi-governmental authority of or within any jurisdiction whatsoever having power to tax, together with penalties, fines, additions to tax, and interest thereon and any installments in respect thereof (but excluding any taxes calculated on the net income or on the capital of Lender and imposed on Lender pursuant to the income tax laws of the jurisdiction where Lender's principal or lending office is located), and the term Tax means any one of such Taxes.

         Voluntary Bankruptcy means, with respect to any Person, (a)(i) the inability of such Person generally to pay its debts as such debts become due, (ii) the failure of such Person generally to pay its debts as such debts become due, or (iii) an admission in writing by such Person of its inability to pay its debts generally or a general assignment by such Person for the benefit of creditors; (b) the filing of any petition by such Person seeking to adjudicate it a bankrupt or an insolvent, or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of such Person or its debts under any applicable law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property or the filing of an answer or other pleading admitting or failing to contest the allegations of a petition filed against it in any proceeding of the foregoing nature; or (c) action taken by such Person to authorize any of the actions set forth above.

         Year means a 12 month period from any date.

         1.2 Headings. Headings and the table of contents in this Agreement are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

         1.3 Subdivisions. Unless otherwise stated, reference herein to a Schedule or to an Article, Section, paragraph or other subdivision is a reference to such Schedule to this Agreement or such Article, Section, paragraph or other subdivision of this Agreement.

         1.4 Number. Wherever the context so requires, a term used herein importing the singular number shall also include the plural and vice versa.

         1.5 Statutes, Regulations, and Rules. Any reference in this Agreement to all or any section or paragraph or any other subdivision of any statute, regulation or rule shall, unless otherwise expressly stated, be a reference to that statue, regulation or rule or the relevant section or paragraph or other subdivision thereof, as amended, substituted, replaced or re-enacted from time to time.

         1.6 Monetary References. Whenever an amount of money is referred to herein, such amount shall, unless otherwise expressly stated, be in U.S. Dollars.

         1.7   Time.  Time shall be of the essence of this Agreement.

         1.8 Governing Law. This Agreement and the rights and duties of the Parties arising out of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         1.9 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

         1.10 Waiver. The failure of a Party to take any steps in exercising any right in respect of the breach or non-fulfillment of any provision of this Agreement shall not operate as a waiver of that right, breach or provision nor shall any single or partial exercise of any right preclude any other or future exercise of that right or the exercise of any other right, whether in law, in equity or otherwise.

         1.11 Severability. If any portion of this Agreement or the application thereof to any circumstances shall be held invalid or unenforceable to an extent that does not affect the operation of this Agreement in a fundamental way, the remainder of the provision in question, or its application to any circumstance other than that to which it has been held invalid or unenforceable, and the remainder of this Agreement shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

                                   ARTICLE 2
                           THE TERM CREDIT FACILITY

         2.1 Term Credit Facility; Disbursements. Subject to the terms and conditions hereof, Lender hereby agrees to make loans (the Loans) to Borrower in the aggregate principal amount of not more than Two Hundred Seventy Million Dollars ($270,000,000) (the Commitment). The Loans shall be disbursed in multiple disbursements (each, a Disbursement).

The first Disbursement shall be in an amount equal to ONE HUNDRED EIGHTY-EIGHT MILLION THIRTY-NINE THOUSAND ONE HUNDRED SEVENTY-THREE Dollars ($188,039,173) and shall be made on the Effective Date. Each subsequent Disbursement shall be made on the date that is not more than two Business Days after any date (after the Effective Date) on which the Contribution Value is increased pursuant to, and one or more of the Pure Parties makes the contribution(s) to Lender required by, Section 4.08 or 11.05(b) of the Contribution Agreement, and such Disbursement shall be in an amount equal to such contributed amount; provided
                                                                     --------
that in no event shall the aggregate principal amount of the Disbursements exceed the Commitment. Once repaid, the Loans may not be re-borrowed.

         2.2 Note. Borrower's obligation to pay the principal of, and interest on, the Loans shall be evidenced by a single Note. The Note shall be executed by Borrower, be payable to Lender, be in a stated principal amount equal to the Commitment, mature on the Maturity Date, bear interest as provided in Section
3.1 and be entitled to the benefits of this Agreement. Lender is hereby authorized by Borrower to endorse on the schedule attached to the Note the amount of each Disbursement and of each payment of principal received by Lender on account of the Loans, which endorsement, in the absence of manifest error, shall be conclusive as to the outstanding principal balance of the Loans; provided, however, that the failure to make such endorsement with respect to any
--------  -------
Loan or payment shall not limit or otherwise affect the obligations of Borrower under this Agreement or the Note.

                                   ARTICLE 3
                                   INTEREST

         3.1   Rate.

         (a) The unpaid principal amount of the Loans shall bear interest from the Effective Date until maturity (whether by acceleration or otherwise) at a rate per annum equal to the Applicable Rate. Overdue principal and, to the extent permitted by applicable law, overdue interest in respect of the Loans and any other overdue amount payable by Borrower under this Agreement or the Note shall bear interest at a rate per annum equal to the Applicable Rate. With respect to each Disbursement, interest shall accrue from (but not including) the date of such Disbursement to and including the date of any repayment thereof and shall be payable quarterly in arrears on the last calendar day of each Interest Period, or if such day is not a Business Day, on the next following Business Day, commencing April 2, 2001, and ending on the Maturity Date. Interest shall be calculated on the basis of a Year of 360 days comprised of four 90 day Quarters.

         (b) Lender shall determine the initial Applicable Rate using the Base Rate determined as of the close of business on the Effective Date. The Applicable Rate, as calculated by Lender, shall be adjusted on the last day of each Interest Period for the following Interest Period.

         (c) Upon the occurrence of an Adjustment Event, either Borrower or Lender may elect, by written notice to the other Party (an Auction Rate Notice), to cause an adjustment to the Applicable Rate pursuant to an auction rate mechanism (the Auction Rate Mechanism) to ensure that the Note is valued at par. Pursuant to the Auction Rate Mechanism, not later than five Business Days after the date of the Auction Rate Notice, (i) each Party will separately identify a bank of recognized national standing, and (ii) the Parties shall jointly identify a third bank of recognized national standing, for purposes of revaluing the Note. If the Parties are unable to agree on the third bank, the banks separately identified by the Parties will identify the third bank not later than ten Business Days after the date of the Auction Rate Notice. Not later than 30 days after date of the Auction Rate Notice, each bank will identify the interest rate that it believes will cause the Note to be valued at par. The interest rates obtained from the banks will be averaged, and the average interest rate obtained therefrom will be used to determine the interest rate necessary to cause the Note to be valued at par (the New Rate). The Applicable Rate shall thereafter be the New Rate for the remainder of the then current Interest Period, after which the Applicable Rate shall once again be determined by reference to the Base Rate; provided, however, that if a Liquidation (as defined
                            --------  -------
in the Partnership Agreement) of Lender, a redemption of all of the Partnership Interests (as defined in the Partnership Agreement) of the Class A Limited Partners (as defined in the Partnership Agreement), or a redemption of all of the Partnership Interests of the General Partner (as defined in the Partnership Agreement) and the Class B Limited Partners (as defined in the Partnership Agreement) occurs or is to occur in connection with such Adjustment Event, such banks will, at the option of either Borrower or Lender, continue to determine another New Rate to take effect at the beginning of each Interest Period thereafter until Borrower and Lender (or the successor holder of the Note following such redemption or liquidation) agree otherwise. The cost of the Auction Rate Mechanism shall be borne equally by the Parties.

         3.2 Net Payments. All payments by Borrower under this Agreement or the Note shall be made free and clear of, and without deduction for, any offsets or counterclaims or any Taxes, except to the extent that (i) Borrower is required by law to make payment subject to any Taxes or (ii) an offset is required under the terms of the Master Offset Agreement. If any Tax or amounts in respect of Tax must be deducted from any amounts payable or paid by Borrower under this Agreement or the Notes, Borrower shall pay such additional amounts as may be necessary to ensure that Lender receives a net amount equal to the full amount which it would have received had payment not been made subject to any Tax; provided, however, that Borrower shall not be obliged to pay such
     --------  -------
additional amounts where Lender has not furnished to Borrower the appropriate forms or certificates, if applicable, to eliminate or reduce such deduction for Taxes, in which circumstances Borrower shall only be obligated to pay such amount to Lender as would have resulted in receipt by Lender of the full amount specified herein if there had been, as the case may be, no or a lesser deduction or withholding as aforesaid. Lender shall provide all assistance reasonably requested by Borrower to obtain any exemptions and or credits available to it as a result of the making of such payment. Lender will endeavor as far as reasonably practical to ensure that, should any additional amount as referred to in this section be recovered in whole or in part (whether through credit offset deduction or otherwise), it will reimburse Borrower to the extent of the amount so recovered.

         3.3 General Payment Procedures. Borrower will make each payment which it owes hereunder or under the Note not later than 1:00 p.m., New York time, on the date such payment becomes due and payable, in lawful money of the United States of America, without set-off (except to the extent any offset is required under the Master Offset Agreement), deduction or counterclaim, and in immediately available funds. Any payment received by Lender after such time will be deemed to have been made on the next following Business Day. Amounts collected or received by Lender shall be applied in accordance with Section 9.8.

                                   ARTICLE 4
                       MATURITY; PREPAYMENT; REPURCHASE

         4.1 Final Maturity. All Obligations, including without limitation all principal, interest, fees or other amounts owing to Lender hereunder (subject to earlier repayment by reason of acceleration) shall in any event be due and payable on the Maturity Date.

         4.2 Voluntary Prepayment. Borrower may, upon at least five Business Days' prior written notice to Lender stating the proposed date and the aggregate principal amount of the prepayment, and if such notice is given Borrower shall, prepay the outstanding principal balance of the Loans, in whole but not in part.

         4.3   Mandatory Prepayments.

         (a) Not later than two Business Days' following the receipt by Borrower of written notice from Lender that (i) an amount is to be distributed to any of the Pure Parties pursuant to Section 5.2(c) of the Partnership Agreement or (ii) the Contribution Value is decreased pursuant to Section 11.05(b) of the Contribution Agreement, Borrower shall prepay the outstanding principal balance of the Loans in an amount equal to such notified amount and shall also pay all accrued and unpaid interest on the principal so prepaid.

         (b) Borrower shall prepay 100% of the outstanding principal balance of the Loans, together with all accrued and unpaid interest thereon, prior to any Voluntary Bankruptcy with respect to Borrower or Guarantor.

         4.4 Mandatory Repurchase. Upon the occurrence of any Put Event, Lender shall have the unconditional right to sell the Note to Borrower, and upon exercise of such right by Lender Borrower shall have the unconditional obligation to repurchase the Note from Lender, for a price (the Put Price) equal to the sum of (a) 100% of the outstanding principal balance of the Note plus (b)
                                                                        ----
all accrued and unpaid interest thereon and all other amounts then due and owing hereunder and under the Note (all to be determined as of the time of such sale and purchase). Such right of Lender shall exist, with respect to each Put Event, during the period beginning on the occurrence of such Put Event and ending 60 days after Borrower gives written notice of such Put Event to Lender in compliance with Sections 6.1(b) and 9.1, expressly stating in such notice that a Put Event has occurred. To exercise such right, Lender shall give written notice to Borrower (a Put Notice) of Lender's intention to exercise such right, specifying in such Put Notice the date on which such sale and purchase shall occur. Such date shall be at least four Business Days after the date on which such Put Notice is given. On such date, Borrower shall pay the full amount of the Put Price to Lender in immediately available funds, without setoff or counterclaim. Upon receipt of such payment, Lender shall endorse and deliver the Note to Borrower or to Borrower's designee, without recourse, representation or warranty.

                                   ARTICLE 5
                        REPRESENTATIONS AND WARRANTIES

         5.1 Representations and Warranties. Borrower hereby represents and warrants to Lender that as of the Effective Date:

         (a) it has been duly organized and is validly existing under the laws of Illinois and is duly qualified and authorized to do business where it is required to be so qualified, except where the failure to be so qualified would not have a material adverse effect upon the financial condition, operations, or business of Borrower;

         (b) it has full power and authority to enter into and perform its obligations under this Agreement and the Note and to carry on its business as currently conducted;

         (c) the execution, delivery, and performance of this Agreement and the Note have been duly authorized by all necessary action on the part of Borrower;

         (d) this Agreement and the Note have been duly executed and delivered by Borrower and constitute the legal, valid, and binding obligations of Borrower enforceable against Borrower in accordance with their terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, moratorium, or other similar laws affecting the enforcement of creditors' rights generally, and (ii) the application of general principles of equity;

         (e) Borrower's execution, delivery, and performance of this Agreement do not (i) conflict with or contravene or constitute a default under: (A) the articles of incorporation and by-laws of Borrower;
               (B) any material agreement or instrument to which Borrower is a party or by which it or its properties is bound; or (C) any law, regulation, judgment, order, license or permit applicable to Borrower; or (ii) result in, or require, the creation or imposition of any Lien of any nature upon or with respect to any of the properties owned by Borrower;

         (f) no event or circumstance has occurred and is continuing that constitutes, or with notification or with the lapse of time or otherwise would constitute, an Event of Default;

         (g) no authorization, consent, approval, license or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority is required in connection with execution, delivery and performance by Borrower of this Agreement and the Note (except for such authorizations, consents, approvals, licenses, exemptions, filings, declarations or registrations, if any, which have been duly obtained or made and that are in full force and effect);

         (h) it is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940;

         (i) neither it nor any of its Affiliates is subject to, or not exempt from, regulation as a "public utility company," an "electric utility company," a "public utility holding company," a "holding company," a "subsidiary company," or an "affiliate" of any of any of the foregoing, as such terms are defined in the Public Utility Holding Company Act of 1935; and

         (j) it is not engaged principally, or as one of its primary activities, in the business of extending credit for the purpose, whether immediate, incidental, or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit under this Agreement or the Note will be used to buy or carry any Margin Stock.

                                   ARTICLE 6
                                   COVENANTS

         6.1 Covenants. While any amount under the Loans is outstanding or available to Borrower, Borrower covenants with Lender that:

         (a)   Payment and Performance. Borrower shall pay duly and punctually
               -----------------------
               all sums of money due by it hereunder and shall perform all other obligations on its part to be performed under the terms of this Agreement and the Note at the times and places and in the manner provided for herein and therein.

         (b)   Notices. Borrower shall provide prompt notice to Lender of (i)
               -------
               the occurrence of any Event of Default or any event or circumstances which, with notification or with the lapse of time or otherwise, would constitute an Event of Default, (ii) the occurrence of any Put Event, (iii) any change by S&P or Moody's in their credit rating for Guarantor's long term unsecured debt, or the placement of Guarantor on negative credit watch, negative outlook, or the equivalent thereof by S&P or Moody's, and (iv) the occurrence of any material adverse change in the financial condition of Borrower or in its ability to pay interest or principal on the Note in accordance with the terms of this Agreement and the Note.

         (c)   Maintenance of Books and Records. Borrower shall keep proper and
               --------------------------------
               adequate records and books of account in which true and complete entries will be made in a manner consistent with past practice and, upon the request of Lender, make the same available for confidential inspection by Lender and its employees at all reasonable times.

         (d)   Year End Financial Statements. Borrower shall furnish to Lender
               -----------------------------
               within 120 days of the end of each calendar year (i) a copy of Borrower's unaudited financial statements, together with the notes thereto, and (ii) a copy of Guarantor's audited financial statements, together with the notes thereto.

         (e)   Further Assurances. Borrower shall, within 30 days after notice
               ------------------
               thereof from Lender, do all such further acts and things and execute and deliver all such further documents as shall be reasonably requested by Lender in order to ensure that each provision hereof is and continues to be a valid and binding obligation of Borrower.

         (f)   Existence. Except as provided in subsection 6.1(g) below,
               ---------
               Borrower will preserve and maintain its corporate existence and its good standing in its state of incorporation and the state of its chief executive office and principal place of business.

         (g)   Merger.  Borrower will not merge, amalgamate, or consolidate with
               ------
               or into any other Person (with a sale or other transfer of substantially all of Borrower's assets being deemed a merger of Borrower into the transferee) unless (i) the survivor is a United States corporation, partnership, or business trust that has its chief executive office or principal place of business located in a jurisdiction in the United States, (ii) the survivor expressly assumes, by an amendment hereto in form and substance satisfactory to Lender, the due and timely payment and performance of all Obligations and Guarantor expressly ratifies the Guaranty and confirms that it continues to apply to the Obligations and is in full force and effect, and (iii) immediately after giving effect to such transaction, there exists no Event of Default and no event or circumstances which, with notification or with the lapse of time or otherwise, would constitute an Event of Default.

         (h)      Ranking. The indebtedness of Borrower under this Agreement and
                  -------
                  the Note does rank and will rank in priority of payment pari passu to all other unsecured and unsubordinated indebtedness of Borrower.

                                   ARTICLE 7
                               EVENTS OF DEFAULT

         7.1 Events of Default. Each of the following events shall constitute an Event of Default:

         (a)      Failure to Pay Principal or Interest. If Borrower defaults in
                  ------------------------------------
                  the due and punctual payment of any principal or interest owing on the Note as and when the same becomes due and payable, whether at maturity or otherwise, and such default continues for a period of five Business Days.

         (b)      Failure to Repurchase  Note. If Borrower fails to repurchase
                  ---------------------------
                  the Note in accordance with Section 4.4, and such failure continues for a period of one Business Day.

         (c)      Other Non-Payment. If Borrower defaults in the due and
                  -----------------
                  punctual payment of any amounts owing hereunder (other than amounts referred to in paragraphs (a) and (b) above) as and when such amounts become due and payable and such default continues for a period of 30 calendar days after notice is given to Borrower by Lender specifying such default and requiring it to be remedied.

         (d)      Failure to Give Notices. If Borrower fails to give to Lender
                  -----------------------
                  any notice required under Section 6.1(b)(i), (ii), or (iii), and such failure continues for five Business Days after such occurrence.

         (e)      Representations. If any representations or warranty on the
                  ---------------
                  part of Borrower contained in this Agreement or of Guarantor contained in the Guaranty shall prove to have been incorrect in any material respect when made.

         (f)      Breach of Covenants. Other than for the Events of Default set
                  -------------------
                  out in paragraphs (a), (b), (c), and (d) above, if Borrower defaults in any material respect in the performance or observance of any of its covenants set forth in Article 6, or any other obligation of Borrower hereunder, and such default remains unremedied for a period of 30 days after notice is given to Borrower by Lender specifying such default and requiring it to be remedied.

         (g)      Bankruptcy.  If a Voluntary Bankruptcy or an Involuntary
                  ----------
                  Bankruptcy shall occur with respect to Borrower.

         (h)      Invalidity; Unenforceability. If this Agreement or the Note
                  ----------------------------
                  shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or Borrower or any Person acting on behalf of Borrower shall deny or disaffirm its obligations under this Agreement or the Note (other than by reason of termination of this Agreement).

         (i)      Guarantor Default.  If a Guarantor Default shall occur.
                  -----------------

         (j)      Adverse Judgment. If a final judgment or judgments for the
                  ----------------
                  payment of money in excess of $100,000,000 in the aggregate shall be rendered by a court or courts against Borrower and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and Borrower shall not, within such period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

         (k)      ERISA Event. If Borrower shall become obligated to make one or
                  -----------
                  more payments in excess of $100,000,000 in the aggregate to one or more employee benefit plans or other plans subject to Title IV of the Employee Retirement Income Security Act of 1974 or to the Pension Benefit Guaranty Corporation (or its successor), collectively, which amount is not paid within 30 days after payment thereof is required.

         (l)      Default on Funded Debt.  If Borrower shall (i) fail to pay any
                  ----------------------
                  principal of or premium or interest on any Funded Debt which is outstanding in the principal amount of at least $100,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period specified in the agreement or instrument relating to such Funded Debt (or, if no grace period is applicable thereto, such failure shall continue for a period of five consecutive Business Days), or
                  (ii) suffer any event to occur or condition to exist under any agreement or instrument relating to any such Funded Debt that in substance is customarily considered a default in loan documents (in each case, other than a failure to pay that is specified in clause (i) of this paragraph (l)) and the effect of such event is to cause such Funded Debt to become due, or to be prepaid in full (whether by redemption, purchase, or otherwise), prior to its stated maturity.

         7.2 Acceleration. For so long as any Event of Default exists and is continuing, Lender may by written notice to Borrower, declare all Obligations (whether matured or unmatured) of Borrower outstanding to Lender hereunder and under the Note to be immediately due and payable without further demand, presentation, protest, or other notice of any kind, all of which are expressly waived by Borrower; provided that, upon the occurrence of an Event of Default specified in Section
--------
7.1(g), all Obligations (whether matured or unmatured) of Borrower outstanding to Lender hereunder and under the Note shall automatically become due and payable, in each case without any requirement that notice be given to Borrower. In such event, Borrower shall immediately pay to Lender all amounts owing or payable in respect of the Obligations, failing which all rights and remedies of Lender under this Agreement and the Note shall thereupon become enforceable.

         7.3 Waivers. Any Event of Default may be waived by Lender, but only in a signed writing.

         7.4 Remedies Cumulative. It is expressly understood and agreed that the rights and remedies of Lender under this Agreement and the Note are cumulative and are in addition to and not in substitution for any rights or remedies provided by law; and single or partial exercise by Lender of any right or remedy for a default or breach of any term, covenant, condition or agreement therein contained shall not be deemed to be a waiver of or to alter, affect or prejudice any other right or remedy or other rights or remedies to which Lender may be lawfully entitled for the same default or breach, and any waiver by Lender of the strict observance, performance or compliance with any term, covenant, condition or agreement therein contained, and any indulgence granted thereby, shall be deemed not to be a waiver of any subsequent default.

                                   ARTICLE 8
                                  ASSIGNMENT

         8.1 Legend. The Note, or any other interest created under this Agreement, shall bear the following legend:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR UNDER ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EXCEPT AS PROVIDED IN SECTION 8.2 OF THAT CERTAIN SENIOR NOTE AGREEMENT BETWEEN BORROWER AND LENDER DATED AS OF JANUARY 31, 2001, THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL, OR OTHERWISE TRANSFER SUCH SECURITY ONLY
         (A) TO THE ISSUER OF THIS SECURITY OR AN

         AFFILIATE OF THE ISSUER, OR (B) PURSUANT TO AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

         8.2 Assignment of Interests. So long as no Event of Default exists and is continuing, this Agreement, the Note, and any other interest created under this Agreement shall not be assigned, transferred, pledged, syndicated, hypothecated, or traded, in whole or in part, directly or indirectly (each, an Assignment), by Lender or the holder of the Note to any Person other than Borrower or an Affiliate of Borrower; provided that any distribution of the Note
                                      --------
(or of any interest therein) by Lender to any Partner of Lender, whether upon a redemption of any such Partner, the liquidation of Lender, or otherwise in accordance with the terms of the Partnership Agreement shall not be prohibited hereby. Any assignment by Borrower of its obligations hereunder will not relieve Borrower from any of its obligations hereunder without the prior written consent of the holder of the Note.

         8.3 No Active Trading. Under no circumstances may the Note or any interests therein be "actively traded" within the meaning of Section 1092(d)(1) of the Internal Revenue Code of 1986. Without limiting the generality of the foregoing, neither the Note nor any interests therein may be listed on:

         (a) A national securities exchange that is registered under Section 6 of the Securities Exchange Act of 1934 (the 1934 Act),

         (b) An interdealer quotation system sponsored by a national securities association registered under section 15A of the 1934 Act;

         (c) A domestic board of trade designated as a contract market by the Commodities Futures Trading Commission;

         (d) A foreign securities exchange or board of trade that satisfies analogous regulatory requirements under the law of the jurisdiction in which it is organized (such as the London International Financial Futures Exchange, the Marche a Terme International de France, the International Stock Exchange of the United Kingdom and the Republic of Ireland, Limited, the Frankfurt Stock Exchange or the Tokyo Stock Exchange);

         (e)   An interbank market;

         (f) An interdealer market, which is any market that is characterized by a system of general circulation (including a computer listing disseminated by subscribing brokers, dealers or traders) that provides a reasonable basis to determine fair market value by disseminating either recent price quotations (including rates, yields or other pricing information) of one or more identified brokers, dealers or traders or actual prices (including rates, yields or other pricing information) of recent transactions; or

         (g) A debt market, which is any market on which price quotations are readily available with respect to a debt instrument if price quotations for the instrument are readily available from brokers, dealers or traders.

Any listing of the Note or any interest therein prohibited above, or any transfer of the Note or an interest therein pursuant to such a listing, shall be null, void and of no legal effect whatsoever.

                                   ARTICLE 9
                                 MISCELLANEOUS

         9.1 Notices. Unless otherwise provided hereunder, any notice, consent, determination, demand or other communication required or permitted to be given or made hereunder, shall be in writing and shall be sufficiently given or made if:

         (a) delivered at the relevant address set forth below (by hand delivery, courier service or registered or certified United States mail); or

         (b) telecopied or sent by other means of recorded electronic communication; and

                  if to Lender, addressed to:

                           Pure Partners, L.P.
                           500 West Illinois
                           Midland, Texas  79701
                           Attention: Vice President, Accounting and Controller
                           Fax: (905) 687-4023

                  if to Borrower, addressed to:

                           The Branigar Organization, Inc.
                           c/o International Paper Company
                           Corporate Secretary
                           Two Manhattanville Road
                           Purchase, New York  10577
                           Fax:  (914) 397-1919
                  with a copy to:

                           International Paper Company
                           6600 LBJ Freeway, Suite 200
                           Dallas, Texas 75240
                           Attention: Legal Department
                           Fax No.: (972) 934-4529


Any notice or other communication so given or made shall be deemed to have been given or made on the same day and to have been received on the day of delivery if delivered as aforesaid or on the day of receipt of same by telecopy or other recorded means of electronic communication, as the case may be, provided such Day is a Business Day and that such notice is received by the Person notified prior to 5:00 p.m. local time in the place of the Person receiving the notice and, if such day is not a Business Day or if notice is received by the Person notified after 5:00 p.m. local time in the place of the Person receiving the notice, on the first Business Day thereafter. Each Party may change its address and telecopier number for purposes of this Section 9.1 by written notice, given in the manner provided in this Section 9.1 to the other Party and such change shall be effective upon the date the notice shall be deemed to be received pursuant to the provisions of this Section 9.1.

         9.2 No Partnership, Joint Venture or Agency. The Parties agree that nothing contained in this Agreement nor the conduct of any Party under this Agreement shall in any manner whatsoever constitute or be intended to constitute any Party as the representative or fiduciary of any other Party or constitute or be intended to constitute a partnership or joint venture among the Parties or any of them but rather each Party shall be separately responsible, liable and accountable for its own obligations under this Agreement, or any conduct arising therefrom and for all claims, demands, actions and causes of action arising therefrom. The Parties hereto agree that, as a consequence of entering into and performing this Agreement and the Note, no Party shall have the authority or represent that it has, or hold itself out as having, the authority to act for or assume any obligation or responsibility on behalf of any other Party, save and except as may be expressly provided for in this Agreement.

         9.3 Further Assurances. Each of the Parties shall, from time to time, at its own cost and expense, execute or cause to be executed all such further documents and do or cause to be done all things which are necessary to give effect to the provisions of this Agreement.

         9.4 Waiver of Laws. To the extent legally permissible, Borrower hereby irrevocably and absolutely waives the provisions of the statutes of any applicable jurisdiction which may be inconsistent at any time with the enforcement of this Agreement in accordance with its terms.

         9.5 Interest Rate Limitations. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the Charges), shall exceed the Maximum Rate, the rate of interest payable in respect of such Loan hereunder and under the Note, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount shall have been received by Lender.

         9.6 Counterparts. This Agreement may be executed in any number of counterparts and by different Parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement and any notice, waiver or other document delivered hereunder (other than the Note) may be executed by any Party by a facsimile or telecopied signature, which for all purposes shall be deemed to be the same as an original signature.

         9.7 Whole Agreement. This Agreement, together with the Note, constitutes the whole and entire agreement between the Parties and cancels and supersedes any prior agreements, undertakings, declarations, representations and warranties, written or verbal, in respect of the subject matter of this Agreement.

         9.8 Application of Proceeds. Except as otherwise agreed to by Lender in its sole discretion and as otherwise expressly provided hereunder, all payments made by or on behalf of Borrower pursuant to this Agreement shall be applied in the following order with the balance remaining after application in respect of each category to be applied to the next succeeding category:

         (a) in payment of any amounts due and payable as and by way of interest including any interest on overdue amounts;

         (b)   in payment of any other amounts payable hereunder;

         (c)   in payment of any outstanding principal amount; and

         (d)   in prepayment of the remaining outstanding principal amount.

         9.9 Agreed Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the Parties in the courts of the State of New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the Parties consents and irrevocably submits to the non-exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any Party anywhere in the world.

         9.10 Waiver of Jury Trial. THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         9.11 Appointment for Service of Process. Borrower hereby irrevocably designates, appoints, and empowers CT Corporation System, whose present address is 1633 Broadway, New York, New York 10019, as its authorized agent to receive, for and on behalf of Borrower and its property, service of process in the State of New York when and as such actions or proceedings may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and such service of process shall be deemed completed upon the date of delivery thereof to such agent whether or not such agent gives notice thereof to Borrower, or, if later, upon the earliest of any other date permitted by applicable law. It is understood that a copy of said process served on such agent will as soon as practicable be forwarded by the indemnitees to Borrower at its address set forth below, but the failure of Borrower to receive such copy shall not affect in any way the service of said process on said agent as the agent of Borrower.

         9.12 Benefits and Burdens of this Agreement. This Agreement shall benefit and be binding on the Parties, their respective successors and any permitted assignee or transferee of some or all of a Party's rights or obligations under this Agreement. Any reference in this Agreement to any Party shall be construed accordingly.

         9.13 Amendment. Except as otherwise set forth in Section 3.1(c), this Agreement may not be amended without the prior written consent of both Parties. Notwithstanding the foregoing, in the event that Borrower has determined that this Agreement or the Note constitutes a marketable security under Section 731(c) of the Code (or any successor section or provision thereof) due to a modification, interpretation, or clarification of the Code or the regulations promulgated thereunder, Borrower may, in its sole discretion, request that Lender, and upon receipt of such notice Lender shall, consent to amend or modify the provisions of this Agreement and the Note to the extent necessary to avoid such status as a marketable security (as reasonably determined by Borrower); provided, however, that Lender shall not be required to consent to such
--------  -------
requested amendment or modification if such amendment or modification: (i) will cause the Note to no longer satisfy the requirements for a Qualified Note, (ii) will reduce the rate of interest on the Note, or (iii) otherwise could reasonably be expected to have a material adverse effect upon Lender or any of the Pure Parties.

                     [Signature Pages Begin on Next Page.]

IN WITNESS HEREOF the Parties have executed this Agreement as of the Effective Date.

                                    THE BRANIGAR ORGANIZATION, INC.


                                    By: /s/ ROBERT A. KRISCUNAS
                                        --------------------------------------
                                    Name:  Robert A. Kriscunas
                                    Title:  Agent and Attorney-in-Fact


                               Signature Page 1
                           to Senior Note Agreement

                                    PURE PARTNERS, L.P.,

                                    By:  Pure Resources I, Inc.,
                                             its General Partner


                                    By: /s/ JACK HIGHTOWER
                                       -------------------
                                    Name:  Jack Hightower
                                    Title:  President


                               Signature Page 2
                           to Senior Note Agreement

                                 Schedule A to
                         Senior Note Agreement between
               The Branigar Organization, Inc., as Borrower, and
                        Pure Partners, L.P., as Lender,
                   dated as of the 31st day of January, 2001

                            FORM OF PROMISSORY NOTE
                            -----------------------

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EXCEPT AS PROVIDED IN SECTION 8.2 OF THAT CERTAIN SENIOR NOTE AGREEMENT BETWEEN BORROWER AND LENDER DATED AS OF JANUARY 31, 2001, THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL, OR OTHERWISE TRANSFER SUCH SECURITY ONLY (A) TO THE ISSUER OF THIS SECURITY OR AN AFFILIATE OF THE ISSUER, OR (B) PURSUANT TO AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

                                                                  Houston, Texas
U.S. $270,000,000                                               January 31, 2001


         FOR VALUE RECEIVED, THE BRANIGAR ORGANIZATION, INC., an Illinois corporation (Borrower), hereby promises to pay to the order of Pure Partners, L.P., a Delaware limited partnership (Lender), on or before the Maturity Date the principal sum of Two Hundred Seventy Million Dollars ($270,000,000) or such lesser amount as shall equal the aggregate unpaid principal amount of all Loans made to Borrower by Lender pursuant to the terms and conditions of that certain Senior Note Agreement between Borrower and Lender, dated as of even date herewith (as from time to time amended or supplemented, the Agreement), in lawful money of the United States of America in immediately available funds to an account in Lender's name at a bank in New York, New York designated in writing by Lender, on the dates and in the principal amounts provided in the Agreement.

         Borrower also promises to pay interest on the unpaid principal amount of the Loans in like money to said account from the date the Loans are made until paid at the rate as determined in the Agreement on the dates provided in
Section 3.1 of the Agreement.

         This Note is the "Note" referenced in the Agreement and is entitled to the benefits of the Agreement. Except as otherwise provided in the Agreement, this Note is not subject to voluntary prepayment, in whole or in part. Capitalized terms used in this Note without definition shall have the meanings set forth in the Agreement for such terms.

         In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

         Except as otherwise provided in the Agreement, Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

         This Note shall be construed in accordance with and be governed by the internal laws of the State of New York.

                                   THE BRANIGAR ORGANIZATION, INC.


                                   By:______________________________________
                                        Name:_______________________________
                                        Title:______________________________

                      ADVANCES AND PAYMENTS OF PRINCIPAL

                                                      Amount of
                                                   Principal Paid        Unpaid Balance          Notation
            Date            Amount of Advance         or Prepaid            Balance               Made By
            ----            -----------------         ----------            -------               -------

                                  Schedule B to
                          Senior Note Agreement between
                The Branigar Organization, Inc., as Borrower, and
                         Pure Partners, L.P., as Lender,
                   dated as of the 31st day of January, 2001

                               FORM OF GUARANTY
                               ----------------

                              GUARANTY AGREEMENT
                              ------------------

     This Guaranty Agreement (this "Guaranty") is made as of the 31st day of January, 2001, by International Paper Company, a New York corporation (together with any successors or assigns permitted hereunder, "Guarantor"), to Pure Partners, L.P., a Delaware limited partnership (together with its successors and assigns, "Beneficiary"). Terms not defined herein shall have the meanings assigned to them in the Note Agreement (as defined below).

                             W I T N E S S E T H:

     A. As of the date hereof, The Branigar Organization, Inc., an Illinois corporation (together with its successors and assigns, "Borrower"), and Beneficiary entered into a Senior Note Agreement dated of even date herewith (as amended, supplemented, or otherwise modified from time to time, the "Note Agreement").

     B. The Note Agreement requires that Guarantor execute and deliver this Guaranty as a condition to Beneficiary's obligations to consummate the transactions contemplated thereby.

     C. Borrower is an Affiliate of Guarantor, and Guarantor has concluded that it will directly or indirectly derive substantial benefit from the transactions contemplated by the Note Agreement.

     NOW THEREFORE, in consideration of Beneficiary entering into the Note Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor hereby covenants and agrees as follows:

                                   ARTICLE 1
                                   ---------

                                 General Terms
                                 -------------

     Section 1.1  Terms Defined Above. As used in this Guaranty, the terms
                  -------------------
"Beneficiary", "Borrower", "Guarantor", "Guaranty" and "Note Agreement" have the meanings indicated above.

     Section 1.2  Certain Definitions. As used in this Guaranty, the
                  -------------------
following terms shall have the following meanings, unless the context otherwise requires (terms defined in the singular shall have the same meanings when used in the plural and vice versa):
                  ---- -----

     "Default" shall mean any condition or event that constitutes an Event of Default under the Note Agreement or that would, with the giving of notice or the passing of time, or both, constitute such an Event of Default.

     "Guarantor Default" and "Guarantor Credit Agreement" shall have the meanings given to such terms in Section 4.2.

     "Liabilities" shall mean (a) any and all indebtedness, obligations and liabilities of Borrower pursuant to the Note Agreement, including without limitation the unpaid principal of and interest on the Note and any interest accruing subsequent to the filing of a petition or other action concerning bankruptcy or other similar proceeding and any amounts to be paid to purchase the Note under Section 4.4 of the Note Agreement; and (b) all renewals, rearrangements, increases, extensions for any period, amendments, supplements or reissues in whole or in part of the Note or the Note Agreement.

     "Note" shall mean the promissory note in the stated principal amount of $270,000,000 that is delivered by Borrower to Beneficiary pursuant to the Note Agreement, and all other promissory notes issued in renewal, extension, reissuance, increase, or exchange thereof or therefor and all supplements and amendments thereto.

     Section 1.3  Note Agreement Definitions. Unless otherwise defined herein,
                  --------------------------
all terms beginning with a capital letter which are defined in the Note Agreement and not otherwise defined herein shall have the same meanings herein as therein.

                                   ARTICLE 2
                                   ---------

                                 The Guaranty
                                 ------------

     Section 2.1  Liabilities  Guaranteed.  Guarantor hereby irrevocably and
                  -----------------------
unconditionally guarantees the prompt payment of the Liabilities when due, whether at maturity or otherwise.

     Section 2.2  Nature of Guaranty.
                  ------------------

          (a) This Guaranty is an absolute, irrevocable, complete, and continuing guaranty of payment and not a guaranty of collection, and no notice of the Liabilities or any extension of credit already or hereafter contracted by or extended to Borrower need be given to Guarantor. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to Liabilities arising or created after any attempted revocation by Guarantor and shall remain in full force and effect until the Liabilities are paid in full and the Commitment is terminated, notwithstanding that from time to time prior thereto no Liabilities may be outstanding. Borrower and Beneficiary may modify, alter, rearrange, or extend the Liabilities for any period and/or renew the Liabilities from time to time, and Beneficiary may waive any Events of Default or Defaults without notice to Guarantor, and in such event Guarantor will remain fully bound hereunder with respect to the Liabilities. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Liabilities is rescinded or must otherwise be returned by Beneficiary upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, all as though such payment had not been made. This Guaranty may be enforced by Beneficiary and any subsequent holder of any of the Liabilities and shall not be discharged by the assignment or negotiation of all or part of the Liabilities. Guarantor hereby expressly waives presentment, demand, notice of non-payment, protest and notice of protest and dishonor, notice of Default or Event of Default, notice of intent to accelerate the maturity and notice of acceleration of the maturity and any other notice in connection with the Liabilities, and also notice of acceptance of this Guaranty, acceptance on the part of Beneficiary being conclusively presumed by Beneficiary's request for this Guaranty and delivery of the same to Beneficiary.

          (b) Guarantor's liability under this Guaranty in respect of the Liabilities shall be and is specifically limited to payments expressly required to be made under the Note and the Note Agreement (even if such payments are deemed to be damages) and, except to the extent specifically provided herein or in the Note or the Note Agreement, in no event shall Guarantor be subject hereunder to consequential, exemplary, equitable, loss of profits, punitive, tort, or any other damages, costs, or attorneys' fees.

     Section 2.3  Beneficiary's Rights. Guarantor authorizes Beneficiary,
                  --------------------
without notice or demand and without affecting Guarantor's liability hereunder, to receive and hold security for the payment of this Guaranty and/or the Liabilities, and exchange, enforce, waive and release any such security; and to apply such security and direct the order or manner of sale thereof as Beneficiary in its discretion may determine; and to obtain a guaranty of the Liabilities from any one or more Persons and at any time or times to enforce, waive, rearrange, modify, limit or release any of such other Persons from their obligations under such guaranties.

     Section 2.4  Guarantor's Waivers.
                  -------------------

          (a)     General. Guarantor waives any right to require Beneficiary
                  -------
to (i) proceed against Borrower or any other Person liable on the Liabilities,
(ii) enforce any of its rights against
any other guarantor of the Liabilities, (iii) proceed or enforce any of its rights against or exhaust any security given to secure the Liabilities, (iv) have Borrower joined with Guarantor in any suit arising out of this Guaranty and/or the Liabilities, or (v) pursue any other remedy in Beneficiary's powers whatsoever. Beneficiary shall not be required to mitigate damages or take any action to reduce, collect or enforce the Liabilities. Guarantor waives any defense arising by reason of any disability, lack of corporate authority or power, or other defense of Borrower or any other guarantor of the Liabilities, and shall remain liable hereon regardless of whether Borrower or any other guarantor be found not liable thereon for any reason. Whether and when to exercise any of the remedies of Beneficiary under the Note Agreement shall be in the sole and absolute discretion of Beneficiary, and no delay by Beneficiary in enforcing any remedy, including delay in conducting a foreclosure sale, shall be a defense to Guarantor's liability under this Guaranty. To the extent allowed by applicable law, Guarantor hereby waives any good faith duty on the part of Beneficiary in exercising any remedies provided in the Note Agreement or the Note.

          (b)     Subrogation. Until the Liabilities have been paid in full,
                  -----------
Guarantor waives all rights of subrogation or reimbursement against Borrower, whether arising by contract or operation of law (including, without limitation, any such right arising under any federal or state bankruptcy or insolvency laws) and waives any right to enforce any remedy which Beneficiary now have or may hereafter have against Borrower, and waives any benefit or any right to participate in any security now or hereafter held by Beneficiary.

     Section 2.5  Maturity of Liabilities; Payment. Guarantor agrees that if
                  --------------------------------
the maturity of any of the Liabilities is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this Guaranty without demand or notice to Guarantor. Guarantor will, forthwith upon notice from Beneficiary of Borrower's failure to pay any Liabilities following such acceleration, pay to Beneficiary the amount due and unpaid by Borrower and guaranteed hereby. The failure of Beneficiary to give this notice shall not in any way release Guarantor hereunder.

     Section 2.6  Beneficiary's Expenses. If Guarantor fails to pay the
                  ----------------------
Liabilities after notice from Beneficiary of Borrower's failure to pay any Liabilities at maturity, and if Beneficiary obtains the services of an attorney for collection of amounts owing by Guarantor hereunder, or obtaining advice of counsel in respect of any of its rights under this Guaranty, or if suit is filed to enforce this Guaranty, or if proceedings are had in any bankruptcy, probate, receivership or other judicial proceedings for the establishment or collection of any amount owing by Guarantor hereunder, or if any amount owing by Guarantor hereunder is collected through such proceedings, Guarantor agrees to pay to Beneficiary its reasonable attorneys' fees.

     Section 2.7  Liability.  It is expressly  agreed that the  liability of
                  ---------
Guarantor for the payment of the Liabilities guaranteed hereby shall be primary and not secondary.

     Section 2.8  Events and Circumstances Not Reducing or Discharging
                  ----------------------------------------------------
Guarantor's Obligations. Guarantor hereby consents and agrees to each of the
-----------------------
following to the fullest extent
permitted by applicable law, and agrees that Guarantor's obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

                  (a)  Modifications, etc. Any renewal, extension, modification,
                       ------------------
         increase, decrease, alteration or rearrangement of all or any part of the Liabilities, or of the Note, the Note Agreement or any instrument executed in connection therewith, or any contract or understanding between Borrower and Beneficiary, or any other Person, pertaining to the Liabilities;

                  (b)  Adjustment,  etc. Any  adjustment,  indulgence,
                       ----------------
         forbearance or compromise that might be granted or given by Beneficiary to Borrower or Guarantor or any Person liable on the Liabilities;

                  (c)  Condition of Borrower or Guarantor. The insolvency,
                       ----------------------------------
         bankruptcy arrangement, adjustment, composition, liquidation, disability, dissolution, death or lack of power of Borrower or Guarantor or any other Person at any time liable for the payment of all or part of the Liabilities; or any dissolution of Borrower or Guarantor, or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor, or any changes in the shareholders, partners, or members of Borrower or Guarantor; or any reorganization of Borrower or Guarantor;

                  (d)  Invalidity of Liabilities. The invalidity, illegality or
                       -------------------------
         unenforceability of all or any part of the Liabilities, or any document or agreement executed in connection with the Liabilities, for any reason whatsoever, including without limitation the fact that the Liabilities, or any part thereof, exceed the amount permitted by applicable law, the act of creating the Liabilities or any part thereof is ultra vires, the officers or representatives executing the documents
            ----- -----
         or otherwise creating the Liabilities acted in excess of their authority, the Liabilities violate applicable usury laws, Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Liabilities wholly or partially uncollectible from Borrower, the creation, performance or repayment of the Liabilities (or the execution, delivery and performance of any document or instrument representing part of the Liabilities or executed in connection with the Liabilities, or given to secure the repayment of the Liabilities) is illegal, uncollectible, legally impossible or unenforceable, or the Note Agreement or other documents or instruments pertaining to the Liabilities have been forged or otherwise are irregular or not genuine or authentic;

                  (e)  Release of Obligors. Any full or partial release of the
                       -------------------
         liability of Borrower on the Liabilities, or any part thereof, or of any co-guarantors or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Liabilities, or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Liabilities in full without assistance or support of any other Person, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other parties other than Borrower will be liable to perform the Liabilities, or Beneficiary will look to other parties to perform the Liabilities;

                  (f)  Security.  The taking or accepting of any security,
                       --------
         collateral or guaranty, or other assurance of payment, for all or any part of the Liabilities;

                  (g)  Release of Collateral, etc. Any release, surrender,
                       --------------------------
         exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Liabilities;

                  (h)  Care and Diligence.  The failure of  Beneficiary or any
                       ------------------
         other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security;

                  (i)  Status of Liens. The fact that any collateral, security,
                       ---------------
         security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Liabilities shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Liabilities;

                  (j)  Payments  Rescinded.  Any payment by Borrower to
                       -------------------
         Beneficiary is held to constitute a preference under the bankruptcy laws, or for any reason Beneficiary is required to refund such payment or pay such amount to Borrower or someone else; or

                  (k)  Other Actions Taken or Omitted. Any other action taken or
                       ------------------------------
         omitted to be taken with respect to the Note Agreement, the Liabilities, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Liabilities pursuant to the terms hereof; it being the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Liabilities when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Liabilities.

                                   ARTICLE 3
                                   ---------

                        Representations and Warranties
                        ------------------------------

     Section 3.1  By Guarantor. In order to induce Beneficiary to accept this
                  ------------
Guaranty, Guarantor represents and warrants to Beneficiary (which representations and warranties will survive the creation of the Liabilities and any extension of credit under the Note) that:

          (a)     Benefit to  Guarantor.  Guarantor's  guaranty  pursuant to
                  ---------------------
     this Guaranty reasonably may be expected to benefit, directly or indirectly, Guarantor.

          (b)     Existence. Guarantor has been duly organized and is validly
                  ---------
     existing under the laws of New York, its chief executive office and principal place of business is located in New York, and it is duly qualified and authorized to do business where it is required to be so qualified, except where the failure to be so qualified would not have a material adverse effect upon the financial condition, operations, or business of Guarantor.

          (c)     Power and Authorization. Guarantor has full power and
                  -----------------------
     authority to enter into and perform its obligations under this Guaranty and to carry on its business as currently conducted, and the execution, delivery, and performance of this Guaranty have been duly authorized by all necessary action on the part of Guarantor.

          (d)     Binding Obligations. This Guaranty has been duly executed and
                  -------------------
     delivered by Guarantor and constitutes the legal, valid, and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as the enforceability hereof may be limited by (i) applicable bankruptcy, insolvency, moratorium, or other similar laws affecting the enforcement of creditors' rights generally, and (ii) the application of general principles of equity.

          (e)     Governmental Approvals; No Conflicts. Guarantor's execution,
                  ------------------------------------
     delivery, and performance of this Guaranty do not (i) conflict with or contravene or constitute a default under: (A) the articles of incorporation and by-laws of Guarantor; (B) any material agreement or instrument to which Guarantor is a party or by which it or its properties is bound ("material" for the purposes of this representation meaning creating a liability of $100,000,000 or more); or (C) any law, regulation, judgment, order, license or permit applicable to Guarantor; or (ii) result in, or require, the creation or imposition of any lien of any nature upon or with respect to any of the properties owned by Guarantor.

          (f)     No Guarantor Default.  No event or circumstance has occurred
                  --------------------
     and is continuing that constitutes, or with notification or with the lapse of time or otherwise would constitute, a Guarantor Default.

          (g)     No Missing Governmental Consents. No authorization, consent,
                  --------------------------------
     approval, license or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority is required in connection with execution, delivery and performance by Guarantor of this Guaranty (except for such authorizations, consents, approvals, licenses, exemptions, filings, declarations or registrations, if any, which have been duly obtained or made and that are in full force and effect).

          (h)     Solvency. Guarantor (i) is not insolvent as of the date hereof
                  --------
     and will not be rendered insolvent as a result of this Guaranty, (ii) is not engaged in a business or a transaction, or about to engage in a business or a transaction, for which any property or assets remaining with such Guarantor is unreasonably small capital, and (iii) does not intend to incur, or believe it will incur, debts that will be beyond its ability to pay as such debts mature.

          (i)     Public Utility Holding Company Act. Neither Guarantor nor any
                  ----------------------------------
     of its Affiliates is subject to, or not exempt from, regulation as a "public utility company," an "electric utility company," a "public utility holding company," a "holding company," a "subsidiary company," or an "affiliate" of any of any of the foregoing, as such terms are defined in the Public Utility Holding Company Act of 1935.

     Section 3.2  No Representation by Beneficiary. Neither Beneficiary nor any
                  --------------------------------
other Person has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty.

                                   ARTICLE 4
                                   ---------

                       Covenants and Guarantor Defaults
                       --------------------------------

     4.1  Covenants.  While any amount under the Loans is outstanding or
          ---------
available to Borrower, Guarantor covenants with Beneficiary that:

          (a)  Notices. Guarantor shall provide prompt notice to Beneficiary of
               -------
     (i) any change by S&P or Moody's in their credit rating for Guarantor's long-term unsecured senior debt or any placement of Guarantor on negative credit watch, negative outlook, or the equivalent thereof by S&P or Moody's, to the extent that Guarantor has knowledge thereof, and (ii) the occurrence of any material and adverse change in the financial condition of Guarantor or in its ability to perform hereunder.

          (b)  Financial Statements. Guarantor will make available either on
               --------------------
     "EDGAR," within the time limits required by applicable federal securities laws, or will otherwise transmit to Beneficiary promptly after sending or filing thereof (i) a copy of each of

     Guarantor's reports on Form 8-K (or any comparable form), (ii) no more than 75 days after the end of each of the first three fiscal quarters of each of Guarantor's fiscal years, a copy of Guarantor's report on Form 10-Q (or any comparable form) for such quarter, which report will include Guarantor's quarterly unaudited consolidated financial statements as of the end of and for such quarter, and (iii) within 135 days after the end of each of Guarantor's fiscal year-end, a copy of Guarantor's report on Form 10-K (or any comparable form) for such year, which annual report will include Guarantor's annual audited consolidated financial statements as of the end of an for such year.

          (c)     Further Assurances. Guarantor shall, within 30 days after
                  ------------------
     notice thereof from Beneficiary, do all such further acts and things and execute and deliver all such further documents as shall be reasonably requested by Beneficiary in order to ensure that each provision hereof is and continues to be a valid and binding obligation of Guarantor.

          (d)     Existence. Except as provided in the following subsection (e),
                  ---------
     Guarantor will preserve and maintain its corporate existence and its good standing in its state of incorporation and the state of its chief executive office and principal place of business.

          (e)     Merger. Guarantor will not merge, amalgamate, or consolidate
                  ------
     with or into any other Person (with a sale or other transfer of substantially all of Guarantor's assets being deemed a merger of Guarantor into the transferee) unless (i) the survivor is a United States corporation, partnership, or business trust that has its chief executive office or principal place of business located in a jurisdiction in the United States, and (ii) the survivor expressly assumes, by an amendment hereto in form and substance satisfactory to Beneficiary, all duties and obligations of Guarantor under this Guaranty.

          (f)     Ranking and Equal and Ratable Security. The indebtedness of
                  --------------------------------------
     Guarantor under this Guaranty does rank and will rank in priority of payment pari passu to all other unsecured and unsubordinated indebtedness of Guarantor.

     Section 4.2  Guarantor  Defaults.  The term "Guarantor Default" shall mean
                  -------------------
the occurrence and continuance of either of the following:

          (a) Guarantor shall fail to perform or observe any term, covenant, or agreement contained herein if such failure shall remain unremedied for 30 days after the earlier of the date written notice thereof shall have been given to Guarantor by or on behalf of Beneficiary and the earliest date any executive officer of Guarantor has knowledge of such failure;

          (b) any representation or warranty made or deemed made by Guarantor or any of its officers herein or in connection herewith shall prove to have been incorrect in any material respect when made or deemed made and such materiality is continuing; provided, however, that no
                                              --------  -------
     Guarantor Default shall occur pursuant to this Section 4.2(b) if the circumstances resulting in the incorrect representation or warranty can be eliminated or otherwise addressed to the reasonable satisfaction of Beneficiary within 30 days after delivery of a written notice of such incorrect representation or warranty from Beneficiary, or in the event that such circumstances cannot be eliminated or otherwise addressed to the reasonable satisfaction of Beneficiary within such 30-day period, efforts have been diligently commenced to eliminate such circumstances or otherwise address them to the reasonable satisfaction of Beneficiary and they have been eliminated or otherwise addressed to the reasonable satisfaction of Beneficiaries within 60 days after delivery of such written notice;

            (c) if Guarantor shall (i) fail to pay any principal of or premium or interest on any Funded Debt which is outstanding in the principal amount of at least $200,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period specified in the agreement or instrument relating to such Funded Debt (or, if no grace period is applicable thereto, such failure shall continue for a period of five consecutive Business Days), or (ii) suffer any event to occur or condition to exist under any agreement or instrument relating to any such Funded Debt that in substance is customarily considered a default in loan documents (in each case, other than a failure to pay that is specified in clause (i) of this paragraph
     (c)) and the effect of such event is to cause such Funded Debt to become due, or to be prepaid in full (whether by redemption, purchase, or otherwise), prior to its stated maturity; or

            (d) if a Voluntary Bankruptcy or an Involuntary Bankruptcy shall occur with respect Guarantor; or

            (e) if the Guaranty shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or Guarantor, or any Person acting on behalf of Guarantor, shall deny or disaffirm its obligations under the Guaranty (other than by reason of termination of the Note Agreement).

                                   ARTICLE 5
                                   ---------

                                 Miscellaneous
                                 -------------

     Section 5.1  Successors and Assigns; No Third Party Beneficiaries. This
                  ----------------------------------------------------
Guaranty is and shall be in every particular available to the successors and assigns of Beneficiary and is and shall always be fully binding upon the successors and assigns of Guarantor, notwithstanding that

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

some or all of the monies, the repayment of which this Guaranty applies, may be actually advanced after any bankruptcy, receivership, reorganization, or other event affecting Guarantor. There are no third party beneficiaries to this Guaranty.

     Section 5.2  Notices. Any notice or demand to Guarantor under or in
                  -------
connection with this Guaranty may be given and shall conclusively be deemed and considered to have been given and received in accordance with the Note Agreement, addressed to Guarantor at the address on the signature page hereof or at such other address provided to Beneficiary in writing.

     Section 5.3  Construction.  This Guaranty shall be construed in accordance
                  ------------
with and governed by the laws of the State of New York.

     Section 5.4  Invalidity. In the event that any one or more of the
                  ----------
provisions contained in this Guaranty shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Guaranty.

     Section 5.5  Entire Agreement. This Written Guaranty Embodies the entire
                  ----------------
Agreement and understanding between Beneficiary and Guarantor with respect to the subject matter hereof and supersedes all other agreements and understandings between such parties relating to the subject matter hereof and thereof. This written Guaranty represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

      WITNESS THE EXECUTION HEREOF, as of the 31st day of January, 2001.

                                             INTERNATIONAL PAPER COMPANY

                                             By: _____________________________
                                             Name: ___________________________
                                             Title: ____________________________


                                             Address:

                                             6600 LBJ Freeway, Suite 200
                                             Dallas, Texas 75240
                                             Attention: Legal Department
                                             Fax No.: (972) 934-4529

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